SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2005

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	In accordance with the Company’s previous announcement reported on a Form 8-K dated February 2, 2005, Mr. Daniel Heneghan, the Company’s recent Vice President, Chief Financial Officer and Assistant Secretary, retired from the Company on June 30, 2005.

(c)	Also in accordance with the Company’s previous announcement reported in the Form 8-K dated February 2, 2005, the Company announced in a press release dated and issued July 5, 2005, that Mr. David Zinsner, formerly the Company’s Corporate Controller and Treasurer, has been elected by the Board of Directors to the position of Vice President, Chief Financial Officer and Assistant Secretary, effective July 1, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 5.02(c).

Mr. Zinsner, age 36, has been the Company’s Corporate Controller and Treasurer for more than five years. Earlier, his experience had been in financial management at Harris Corporation and Mellon Bank. Mr. Zinsner earned his B.S. degree from Carnegie Mellon University and his MBA from Vanderbilt University.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: July 5, 2005	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated and issued July 5, 2005 announcing the Appointment of Mr. David Zinsner as Vice President, Chief Financial Officer and Assistant Secretary.